EXHIBIT 10.17
UGI CORPORATION
2004 OMNIBUS EQUITY COMPENSATION PLAN
PERFORMANCE UNIT GRANT LETTER
This PERFORMANCE UNIT GRANT, dated October 1, 2012 (the “Date of Grant”), is delivered by UGI Corporation (“UGI”) to Kirk R. Oliver (the “Participant”).
RECITALS
The UGI Corporation 2004 Omnibus Equity Compensation Plan (the “Plan”) provides for the grant of performance units (“Performance Units”) with respect to shares of common stock of UGI (“Shares”). The Compensation and Management Development Committee of the Board of Directors of UGI (the “Committee”) has decided to grant Performance Units to the Participant.
NOW, THEREFORE, the parties to this Grant Letter, intending to be legally bound hereby, agree as follows:
1.Grant of Performance Units. Subject to the terms and conditions set forth in this Grant Letter and in the Plan, the Committee hereby grants to the Participant a target award of 5,000 Performance Units (the “Target Award”). The Performance Units are contingently awarded and will be earned and payable if and to the extent that the performance goals and other conditions of the Grant Letter are met. The Performance Units are granted with Dividend Equivalents (as defined in Section 9).
2.    Performance Goals.
(a)    The Participant shall earn the right to payment of the Performance Units if the performance goals described in subsection (b) below are met for the measurement period, and if the Participant continues to be employed by, or provide service to, the Company (as defined in Section 9) through December 31, 2013. The measurement period is the period beginning January 1, 2011 and ending December 31, 2013.
(b)    The Target Award level of Performance Units and Dividend Equivalents will be payable if UGI’s Total Shareholder Return (TSR) equals the median TSR of a peer group for the measurement period. The peer group is the group of companies that comprises the Russell Midcap Utilities Index, excluding telecommunications companies, as of the beginning of the measurement period, as set forth on the attached Exhibit A. If a company is added to the Russell Midcap Utilities Index during the measurement period, that company is not included in the TSR calculation. A company that is included in the Russell Midcap Utilities Index at the beginning of the measurement period will be removed from the TSR calculation only if the company ceases to exist as a publicly traded company during the measurement period (including by way of a merger or similar transaction in which the company is not the surviving company). Companies that are designated at the beginning of the measurement period as telecommunications companies in the

Russell Midcap Utilities Index shall be excluded from the TSR calculation. The actual amount of the award of Performance Units may be higher or lower than the Target Award, or it may be zero, based on UGI’s TSR percentile rank relative to the companies in the Russell Midcap Utilities Index, excluding telecommunications companies, as follows:
UGI’s TSR Rank         Percentage of Target Award Earned
(Percentile)

Highest    200%
90th        175%
75th        150%
60th        125%
50th        100%
40th         50%
less than 40th     0%
The award percentage earned will be interpolated between each of the measuring points.
(c)    TSR shall be calculated by UGI using the comparative returns methodology used by Bloomberg L.P. or its successor at the time of the calculation. The share price used for determining TSR at the beginning and the end of the measurement period will be the average price for the 90-day period preceding the beginning of the measurement period (i.e., the 90-day period ending on December 31, 2010) and the 90-day period ending on the last day of the measurement period (i.e., the 90-day period ending on December 31, 2013), respectively. The TSR calculation gives effect to all dividends throughout the three-year measurement period as if they had been reinvested.
(d)    The Target Award is the amount designated for 100% (50th TSR rank) performance. The Participant can earn up to 200% of the Target Award if UGI’s TSR rank exceeds the 50th TSR rank, according to the foregoing schedule.
(e)    At the end of the measurement period, the Committee will determine whether and to what extent the performance goals have been met and the amount to be paid with respect to the Performance Units. Except as described in Section 3 below, the Participant must be employed by, or providing service to, the Company on December 31, 2013 in order for the Participant to receive payment with respect to the Performance Units.
3.    Termination of Employment or Service.
(a)    Except as described below, if the Participant’s employment or service with the Company terminates before December 31, 2013, the Performance Units and all Dividend Equivalents credited under this Grant Letter will be forfeited.
(b)    If the Participant terminates employment or service on account of Retirement (as defined in Section 9), Disability (as defined in Section 9) or death, the Participant will earn a pro-rata portion of the Participant’s outstanding Performance Units and Dividend Equivalents, if the performance goals and the requirements of this Grant Letter are met. The prorated portion will be determined as the amount that would otherwise be paid after the end of the measurement period, based on achievement of the performance goals, multiplied by a fraction, the numerator of which is the number of calendar years during the measurement period in which the Participant has been employed by, or provided service to, the Company and the denominator of which is three. For purposes of the proration calculation, the calendar year in which the Participant’s termination of employment or service on account of Retirement, Disability, or death occurs will be counted as a full year.
(c)    In the event of termination of employment or service on account of Retirement, Disability or death, the prorated amount shall be paid after the end of the measurement period, pursuant to Section 5 below.
4.    Coordination with Severance Plan. Notwithstanding anything in this Grant Letter to the contrary, if the Participant receives severance benefits under a Severance Plan (as defined in Section 9) and the terms of such benefits require that severance compensation payable under the Severance Plan be reduced by benefits payable under this Plan, any amount payable to the Participant with respect to Performance Units and Dividend Equivalents after the Participant’s termination of employment or service shall be reduced by the amount of severance compensation paid to the Participant under the Severance Plan, as required by, and according to the terms of, the Severance Plan.
5.    Payment with Respect to Performance Units. If the Committee determines that the conditions to payment of the Performance Units have been met, the Company shall pay to the Participant, between January 1, 2014 and March 15, 2014, (i) Shares equal to the number of Performance Units to be paid according to achievement of the performance goals, up to the Target Award, provided that the Company may withhold Shares to cover required tax withholding in an amount equal to the minimum statutory tax withholding requirement in respect of the Performance Units earned up to the Target Award, and (ii) cash in an amount equal to the Fair Market Value (as defined in the Plan) of the number of Shares equal to the Performance Units to be paid in excess of the Target Award.
6.    Dividend Equivalents with Respect to Performance Units.
(a)    Dividend Equivalents shall accrue with respect to Performance Units and shall be payable subject to the same performance goals and terms as the Performance Units to which they relate. Dividend Equivalents shall be credited with respect to the Target Award of Performance Units from the Date of Grant until the payment date. If and to the extent that the underlying Performance Units are forfeited, all related Dividend Equivalents shall also be forfeited.
(b)    While the Performance Units are outstanding, the Company will keep records in a bookkeeping account for the Participant. On each payment date for a dividend paid by UGI on its common stock, the Company shall credit to the Participant’s account an amount equal to the Dividend Equivalents associated with the Target Award of Performance Units held by the Participant on the record date for the dividend. No interest will be credited to any such account.

(c)    The target amount of Dividend Equivalents (100% of the Dividend Equivalents credited to the Participant’s account) will be earned if UGI’s TSR rank is at the 50th TSR rank for the measurement period. The Participant can earn up to 200% of the target amount of Dividend Equivalents if UGI’s TSR rank exceeds the 50th TSR rank, according to the schedule in Section 2 above. Except as described in Section 3(b) above, if the Participant’s employment or service with the Company terminates before December 31, 2013, all Dividend Equivalents will be forfeited.
(d)    Dividend Equivalents will be paid in cash at the same time as the underlying Performance Units are paid, after the Committee determines that the conditions to payment have been met. Notwithstanding anything in this Grant Letter to the contrary, the Participant may not accrue Dividend Equivalents in excess of $750,000 during any calendar year under all grants under the Plan.
7.    Withholding. The Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the payments under this Grant Letter.
8.    Change of Control. If a Change of Control (as defined in the Plan) occurs during the measurement period, the outstanding Performance Units and Dividend Equivalents shall be paid in cash in an amount equal to the greater of (i) the Target Award amount or (ii) the award amount that would be paid as if the measurement period ended on the date of the Change of Control, based on the Company’s achievement of the performance goals as of the date of the Change of Control, as determined by the Committee. If a former Participant is entitled to receive a prorated award for the measurement period pursuant to Section 3(b) above, the award will be the prorated portion of the amount described in the preceding sentence. The Performance Units and Dividend Equivalents shall be paid on the closing date of the Change of Control.
9.    Definitions. For purposes of this Grant Letter, the following terms will have the meanings set forth below:
(a)    “Company” means UGI and its Subsidiaries (as defined in the Plan).
(b)    “Disability” means a long-term disability as defined in the Company’s long-term disability plan applicable to the Participant.
(c)    “Dividend Equivalent” means an amount determined by multiplying the number of shares of UGI common stock subject to the target award of Performance Units by the per-share cash dividend, or the per-share fair market value of any dividend in consideration other than cash, paid by UGI on its common stock.
(d)    “Employed by, or provide service to, the Company” shall mean employment or service as an employee or director of the Company.

(e)    “Performance Unit” means a hypothetical unit that represents the value of one share of UGI common stock.
(f)    “Retirement” means the Participant’s retirement under the Retirement Income Plan for Employees of UGI Utilities, Inc., if the Participant is covered by that Retirement Income Plan. “Retirement” for other Company employees means termination of employment after attaining age 55 with ten or more years of service with the Company.
(g)    “Severance Plan” means any severance plan maintained by the Company that is applicable to the Participant.
10.    Grant Subject to Plan Provisions and Company Policies.
(a)    This grant is made pursuant to the Plan and the Terms and Conditions established by the Committee with respect to the Plan, both of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of Performance Units and Dividend Equivalents are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the Shares, (ii) changes in capitalization of the Company and (iii) other requirements of applicable law. The Committee shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
(b)    All Shares issued pursuant to this Performance Unit grant shall be subject to the UGI Corporation Stock Ownership Policy. This Performance Unit grant and all Shares issued pursuant to this Performance Unit grant shall be subject to any applicable clawback and other policies implemented by the Board of Directors of UGI, as in effect from time to time.
11.    No Employment or Other Rights. The grant of Performance Units shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time. The right of the Company to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.
12.    No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares related to the Performance Units, unless and until certificates for Shares have been issued to the Participant or successor.
13.    Assignment and Transfers. The rights and interests of the Participant under this Grant Letter may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. If the Participant dies, any payments to be made under this Grant Letter after the Participant’s death shall be paid to the Participant’s estate. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.

14.    Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.
15.    Notice. Any notice to UGI provided for in this instrument shall be addressed to UGI in care of the Corporate Secretary at UGI’s headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
IN WITNESS WHEREOF, UGI has caused its duly authorized officers to execute and attest this Grant Letter, and the Participant has executed this Grant Letter, effective as of the Date of Grant.

UGI Corporation
Attest
By:
Jessica A. Milner                  Monica Gaudiosi
Assistant Secretary                 Vice President and General Counsel, Secretary

I hereby acknowledge receipt of the Plan and the Terms and Conditions incorporated herein. I accept the Performance Units described in this Grant Letter, and I agree to be bound by the terms of the Plan, including the Terms and Conditions, and this Grant Letter. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding on me and any other person

Kirk R. Oliver

EXHIBIT A

UGI CORPORATION
PERFORMANCE UNIT PEER GROUP

RUSSELL MIDCAP UTILITIES
(EXCLUDING TELECOMS)
as of 1/1/2011

A-1

AES Corp. (AES)
AGL Resources (AGL)
Allegheny Energy (AYE)
Alliant Energy (LNT)
Ameren Corporation (AEE)
American Water Works (AWK)
Aqua America Inc. (WTR)
Atmos Energy (ATO)
Calpine Corp. (CPN)
Centerpoint Energy (CNP)
CMS Energy Corp. (CMS)
Consolidated Edison Inc. (ED)
Constellation Energy (CEG)
DPL Inc. (DPL)
DTE Energy Co. (DTE)
Edison International (EIX)
Energen Corp. (EGN)
FirstEnergy Corp. (FE)
Genon Energy Inc. (GEN)
Great Plains Energy (GXP)
Hawaiian Electric (HE)
Integrys Energy (TEG)
ITC Holdings Corp. (ITC)
MDU Resource Group (MDU)
National Fuel Gas Co. (NFG)
NiSource Inc. (NI)
Northeast Utilities (NU)
NRG Energy (NRG)
NStar (NST)
NV Energy Inc. (NVE)
OGE Energy Corp. (OGE)
ONEOK Inc. (OKE)
Ormat Technologies (ORA)
Pepco Holdings (POM)
Pinnacle West Capital Corp. (PNW)
PPL Corporation (PPL)
Progress Energy (PGN)
Questar Corp. (STR)
Scana Corp. (SCG)
Sempra Energy (SRE)
Teco Energy Inc. (TE)
UGI Corporation (UGI)
Vectren Corp. (VVC)
Westar Energy, Inc. (WR)
Wisconsin Energy (WEC)

A-1

XCEL Energy Inc. (XEL)